Exhibit 3.313

/s/ [Illegible Signature]

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL J. CONNOLLY, Secretary

ONE ASHBURTON PLACE BOSTON, MASSACHUSETTS 02108

ARTICLES OF ORGANIZATION

(Under G.I. Ch. 156B)

ARTICLE I

The name of the corporation is:

DTM Cambridge, Inc.

Examiner

/s/ [Illegible Signature]

Name Approved
ARTICLE II The purpose of the corporation is to engage in the following business activities:
To manage and develop hotel and all activities related thereto.

C ☐
P ☐
M ☐
R.A. ☒
4	Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1⁄2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.
P.C.
(MASS. – 1635 – 7/12/90)

ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	100,000	$1.00
PREFERRED:		PREFERRED:

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

N/A

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

N/A

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state “None”.)

NONE

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

The effective date of organization of the corporation shall be the duly approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

ARTICLE VIII

a. The post office address of the corporation IN MASSACHUSETTS is:	2 Oliver Street,
Boston, MA 02109
b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	James E. Grier,	3500 Lincoln Drive, #25, Phoenix, AZ 85018

Treasurer:	James E. Grier,	3500 Lincoln Drive, #25, Phoenix, AZ 85018

V.P. &

Clerk:	David A. Sherf,	10825 N. 55th Street, Scottsdale, AZ 85254

Directors:	James E. Grier,	3500 Lincoln Drive, #25, Phoenix, AZ 85018

	David A. Sherf,	10825 N. 55th Street, Scottsdale, AZ 85254

c.	The fiscal year of the corporation shall end on the last day of the month of: December 31.

d.	The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: C T CORPORATION SYSTEM 2 Oliver Street, Boston, Massachusetts 02109.

ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury. I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 29th day of March 1991.

/s/ Mark Hennessey
Mark Hennessey, Incorporator, 2 Oliver Street, Boston, MA 02109

/s/ Patricia Canario
Patricia Canario, Incorporator, 2 Oliver Street, Boston, MA 02109

/s/ Debra Martin
Debra Martin, Incorporator, 2 Oliver Street, Boston, MA 02109

NOTE:	If an already existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.